Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-295973 on Form S-4 of our report dated February 27, 2026, relating to the financial statements of QXO, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Tempe, Arizona

May 28, 2026